Exhibit 5.1
May 6, 2009
Smith & Wesson Holding Corporation
2100 Roosevelt Avenue
Springfield, Massachusetts 01104

Re:	Smith & Wesson Holding Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:
As legal counsel to Smith & Wesson Holding Corporation, a Nevada corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-3 (File No. 333-153638) (the “Shelf Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2008 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), declared effective on October 1, 2008, and the prospectus supplement dated May 6, 2009, filed with the Commission under Rule 424(b) of the Securities Act (the “Prospectus Supplement”), relating to the proposed public offering of up to 6,000,000 shares of the Company’s Common Stock (the “Shares”), which includes an option granted to the Underwriters (as defined below) to purchase 500,000 shares of the Company’s common stock solely to cover over-allotments, if any.
With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:
A.	The Amended and Restated Articles of Incorporation of the Company, as amended to date;

B.	The Amended and Restated Bylaws of the Company, as amended to date;

C.	The Shelf Registration Statement;

D.	The Prospectus Supplement;

E.	The Equity Underwriting Agreement, dated May 6, 2009 (the “Underwriting Agreement”), by and between Deutsche Bank Securities Inc., as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), and the Company; and

F.	The resolutions of the Board of Directors of the Company relating to the approval of the filing of the Shelf Registration Statement and transactions in connection therewith.

GREENBERG TRAURIG, LLP ■ ATTORNEYS AT LAW ■ WWW.GTLAW.COM
2375 East Camelback Road, Suite 700 ■ Phoenix, Arizona 85016 ■ Tel 602.445.8000 ■ Fax 602.445.8100
          PHX 328,755,613v1

ALBANY
AMSTERDAM
ATLANTA
AUSTIN
BERLIN*
BOSTON
BRUSSELS*
CHICAGO
DALLAS
DELAWARE
DENVER
FORT LAUDERDALE
HOUSTON
LAS VEGAS
LONDON*
LOS ANGELES
MIAMI
MILAN*
NEW JERSEY
NEW YORK
ORANGE COUNTY
ORLANDO
PALM BEACH COUNTY
PHILADELPHIA
PHOENIX
ROME*
SACRAMENTO
SHANGHAI
SILICON VALLEY
TALLAHASSEE
TAMPA
TOKYO*
TYSONS CORNER
WASHINGTON, D.C.
WHITE PLAINS
ZURICH
*STRATEGIC ALLIANCE

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents.
Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner and under the terms described in the Shelf Registration Statement, Prospectus Supplement, and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.
We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Nevada. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.
We understand that this opinion is to be used in connection with the Shelf Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed as of the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Shelf Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP
PHX 328,755,613v1